Exhibit 99.4

Albermarle Corporation

Unaudited Pro Forma Combined Financial Information

Albemarle Corporation

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Albemarle Corporation (“Albemarle”) and the historical combined financial statements of Akzo Nobel N.V.’s refinery catalysts business (“Refinery Catalysts”), which Albemarle acquired on July 31, 2004, as of and for the year ended December 31, 2003 and the six months ended June 30, 2004 and 2003. The unaudited pro forma combined financial statements should be read in conjunction with Albemarle’s audited consolidated financial statements and related notes for the year ended December 31, 2003 included in Albemarle’s Annual Report on Form 10-K for the year ended December 31, 2003 and Albemarle’s unaudited condensed consolidated financial statements and related notes for the six months ended June 30, 2004 and 2003 included in Albemarle’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, and the audited combined financial statements and related notes of the Refinery Catalysts business for the year ended December 31, 2003 and the unaudited condensed combined financial statements and related notes of the Refinery Catalysts business for the six months ended June 30, 2004 and 2003, each included elsewhere in this Current Report on Form 8-K/A.

The unaudited pro forma combined financial statements give effect to (1) the acquisition of the Refinery Catalysts business and (2) the financing of the purchase price through borrowings of approximately $510 million under Albemarle’s senior credit agreement and of $450 million under Albemarle’s 364-day loan agreement, including amounts borrowed to refinance approximately $233 million outstanding under Albemarle’s existing credit agreement and to pay related fees and expenses.

The unaudited pro forma combined financial statements give effect to the above transactions as if they had occurred on January 1, 2003, in the case of the unaudited pro forma combined statements of income, and at June 30, 2004, in the case of the unaudited pro forma combined balance sheet. The acquisition of the Refinery Catalysts business has been accounted for as a purchase in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” The total cost of the acquisition has been allocated to the preliminary estimates of assets acquired and liabilities assumed based on their respective estimated fair values as of July 31, 2004. The excess of the purchase price over the preliminary fair values of the net assets acquired has been allocated to goodwill. The preliminary allocation of the purchase price is subject to adjustment until it is finalized, which is expected to occur no later than the second quarter of 2005. Accordingly, the final purchase price allocation and the resulting effect on income from operations may differ from the pro forma amounts included in this Current Report on Form 8-K/A. The unaudited pro forma combined financial statements do not give effect to any working capital purchase price adjustment provided for in the sale agreement, the amount of which has not yet been finalized. The unaudited pro forma combined financial statements presented below do not reflect any anticipated operating efficiencies or cost savings from the integration of the Refinery Catalysts business into Albemarle’s business. The unaudited pro forma combined statements of income do not include the cumulative effect of the change in accounting resulting from Albemarle’s adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations” in 2003.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions Albemarle’s management believes are reasonable, but are subject to change. Albemarle has made, in the opinion of management, all adjustments that are necessary to present fairly the unaudited pro forma combined financial information. The unaudited pro forma combined financial statements do not purport to represent what Albemarle’s results of operations or financial position actually would have been had the acquisition and related transactions occurred on the dates indicated or to project Albemarle’s financial position as of any future date or Albemarle’s results of operations for any future period.

Albemarle Corporation

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2004

(in thousands)

	Albemarle Corporation (1)	Refinery Catalysts Dutch GAAP in Euros (2)	Refinery Catalysts U.S. GAAP Adjustments in Euros (3)		Refinery Catalysts U.S. GAAP in Euros (4)	Refinery Catalysts U.S. GAAP in U.S. Dollars (5)	Pro Forma Acquisition Adjustments (6)		Albemarle Pro Forma (7)
ASSETS

Cash and cash equivalents	$38,653	€865	€—		€865	$1,046	$33,372	J	$73,071
Accounts receivable, net	238,668	74,344	—		74,344	89,956	—		328,624
Inventories	191,814	64,662	6,375	A	71,037	85,955	18,354	K	296,123
Other current assets	13,523	4,739	2,459	B	7,198	8,710	8,027	L	30,260

Total current assets	482,658	144,610	8,834		153,444	185,667	59,753		728,078
Net property, plant and equipment	509,867	131,227	(34	)C	131,193	158,744	221,257	M	889,868
Other assets and deferred charges	267,920	26,480	3,038	D	29,518	35,717	131,844	N	435,481
Goodwill, net	36,488	—	1,546	E	1,546	1,871	102,015	O	140,374
Other intangible assets, net	84,148	—	3,212	E	3,212	3,886	136,741	P	224,775

Total assets	$1,381,081	€302,317	€16,596		€318,913	$385,885	$651,610		$2,418,576

LIABILITIES AND SHAREHOLDERS’ EQUITY

Short-term debt	$—	€—	€—		€—	$—	$450,000	Q	$450,000
Current maturities of long-term debt	44	—	—		—	—	45,000	R	45,044
Other current liabilities	237,206	47,859	11,787	F	59,646	72,172	(615	)S	308,763

Total current liabilities	237,250	47,859	11,787		59,646	72,172	494,385		803,807
Long-term debt	176,486	—	—		—	—	314,062	T	490,548
Other non-current liabilities	178,039	8,817	(3,129	)G	5,688	6,882	64,508	U	249,429
Deferred income taxes	134,330	17,991	1,144	H	19,135	23,153	75,675	V	233,158
Shareholders’ equity:
Common stock	416								416
Additional paid-in capital	6,906								6,906
Accumulated other comprehensive income	19,912								19,912
Retained earnings	627,742						(13,342	)W	614,400
Akzo Nobel divisional equity	—	227,650	6,794	I	234,444	283,678	(283,678	)X	—

Total shareholders’ equity	654,976	227,650	6,794		234,444	283,678	(297,020)		641,634

Total liabilities and shareholders’ equity	$1,381,081	€302,317	€16,596		€318,913	$385,885	$651,610		$2,418,576

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2004

(in thousands)

(1)    This column represents the unaudited historical consolidated balance sheet of Albemarle Corporation as of June 30, 2004.

(2)    This column represents the unaudited June 30, 2004 historical balance sheet of the Refinery Catalysts business as reported elsewhere in this Current Report on Form 8-K/A prepared in accordance with accounting principles generally accepted in The Netherlands (“Dutch GAAP”) and stated in euros, the functional currency for the Refinery Catalysts business, with minor reclassifications made to conform to Albemarle’s balance sheet presentation. Specifically, the Refinery Catalysts business investments in associated companies in the amount of €26,480 is included in Other assets and deferred charges. Also, Other current assets includes deferred income tax assets of €2,664 and Other current assets of €2,075.

(3)    This column represents adjustments to reflect the unaudited June 30, 2004 balance sheet of the Refinery Catalysts business described in Note (2) above in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”):

Note	Amount	Description
A	€6,341	To record platinum inventory received under platinum financing arrangements; these arrangements are treated as operating leases under Dutch GAAP with no corresponding assets or liabilities recorded

	34	To reclassify owned platinum balances recorded in property, plant and equipment for Dutch GAAP purposes to inventories for U.S. GAAP

	€6,375

B	€2,020	To record deferred cost of goods sold associated with deferred revenue adjustments as disclosed in Note F below

	439	To record derivative assets on foreign currency hedge contracts of the Refinery Catalysts business

	€2,459

C	€(34)	To reclassify owned platinum balances recorded in property, plant and equipment for Dutch GAAP purposes to inventories for U.S. GAAP

D	€2,249	To reverse charge to equity for Dutch GAAP purposes and record estimated intangible assets associated with the Refinery Catalysts business’ investment in its Brazilian joint venture whereby this joint venture executed a stock repurchase and retirement from its former 10% shareholder in 2002 (reflected as subdivision of investment in associated companies balances)

	(249)	To record cumulative amortization expense associated with intangible assets recorded in connection with the Refinery Catalysts business’ investment in the Brazilian joint venture’s investee stock repurchase (reflected in subdivision in associated companies balances)

	909	To reverse Dutch GAAP charge to equity associated with goodwill generated on the Refinery Catalysts business’ additional stock investment in its French joint venture, net of accumulated amortization recorded through January 1, 2002 upon implementation of FASB 142 (reflected in subdivision in associated companies balances)

	129	To recognize U.S. GAAP/Dutch GAAP differences relating to the Refinery Catalysts business’ investments in associated companies. These differences relate primarily to asset retirement obligations, capitalization of interest costs and inventory valuations

	€3,038

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Balance Sheet—(Continued)

As of June 30, 2004

(in thousands)

Note	Amount	Description

E	€1,546	To reverse Dutch GAAP charge to equity and establishment of goodwill generated on the Refinery Catalysts business’ original investment in the Filtrol business based in Los Angeles, California in 1995, net of accumulated amortization recorded through January 1, 2002 upon implementation of FASB 142; the Los Angeles-based Filtrol business was not included in the assets acquired from Akzo Nobel N.V. (“Akzo Nobel”)

	€440	To capitalize software licensing fees and related amortization over lives of the relevant licenses

	2,772	To capitalize software implementation costs net of accumulated amortization

	3,212

	€4,758

F	€(2,533)	To reverse Dutch GAAP entries for deferred gross profit pertaining to performance guarantees of the Refinery Catalysts business included in certain contracts

	4,570	To record deferred revenue in association with revenue recognition adjustments for performance guarantees included in certain contracts in accordance with U.S. GAAP

	3,129	To record balance sheet reclassification of accrued provisions from non-current liabilities to current liabilities for amounts to be recognized within one year

	6,516	To record obligations to contracting parties for amounts due under related platinum financing arrangements relating to Item A above, as adjusted for cumulative mark-to-market embedded derivative adjustments through June 30, 2004

	105	To record adjustment for liabilities associated with employee stock compensation plans

	€11,787

G	€(3,129)	To record balance sheet reclassification of accrued provisions from non-current liabilities to current liabilities for amounts to be recognized within one year

H	€1,144	To record income taxes associated with U.S. GAAP adjustments impacting pre-December 31, 2003 results as an adjustment to equity

I	€6,794	To adjust historical divisional equity of the Refinery Catalysts business for June 30, 2004 U.S. GAAP adjustment impacts pertaining to December 31, 2003 and prior income statement periods

(4)    This column represents the unaudited June 30, 2004 historical balance sheet of the Refinery Catalysts business presented on a U.S. GAAP basis stated in euros. These amounts are derived by summing the columns captioned “Refinery Catalysts Dutch GAAP in Euros” and “Refinery Catalysts U.S. GAAP Adjustments in Euros.”

(5)    This column represents the unaudited June 30, 2004 historical balance sheet of the Refinery Catalysts business presented on a U.S. GAAP basis as described in Note (4) but translated into U.S. dollars for pro forma purposes using the June 30, 2004 U.S. dollars to euros exchange rate of 1.21 to 1 used by management of the Refinery Catalysts business for the purpose of converting U.S. dollar amounts to euros in connection with the preparation of the euro-denominated financial statements of the Refinery Catalysts business. Such translation should not be construed as representations that the euro amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Balance Sheet—(Continued)

As of June 30, 2004

(in thousands)

(6)    This column represents the adjustments necessary to give pro forma effect to the acquisition of the Refinery Catalysts business as if the acquisition had taken place on June 30, 2004. For this purpose, the historical Refinery Catalysts business June 30, 2004 balance sheet amounts have been removed in their entirety and replaced with preliminary allocations of the purchase price, which is expected to be finalized within one year of the acquisition date and may differ from the amounts presented in these pro forma financial statements. These adjustments are described below:

Note	Amount	Description
J	$33,372	To record cash acquired as part of the Refinery Catalysts business acquisition

K	$18,354	Relates to preliminary inventory step-up purchase accounting adjustment associated with finished goods and work in process inventories of the Refinery Catalysts business acquired in the acquisition

L	$(8,710)	To reverse historical other current assets of the Refinery Catalysts business
	5,000	To record preliminary asset value for prepaid transition services agreement for general and administrative services to be provided by Akzo Nobel for a period of 12 months after the July 31, 2004 acquisition date
	2,057	To record note receivable from 50% owned investment in associated company at estimated fair value
	9,680	To record estimated receivable from Akzo Nobel in connection with transition pension benefits pursuant to terms provided in the business sale agreement

	$8,027

M	$(158,744)	Reversal of recorded values of historical property, plant and equipment of the Refinery Catalysts business at June 30, 2004
	380,001	To reflect estimated fair values of property, plant and equipment of the Refinery Catalysts business at June 30, 2004

	$221,257

N	$(35,717)	Reversal of recorded values of historical other assets and deferred charges of the Refinery Catalysts business at June 30, 2004
	98,306	To reflect estimated fair values of Refinery Catalysts business investments in associated companies as of June 30, 2004
	62,194	To reflect estimated fair value of acquired pension assets from Akzo Nobel to be transferred to Albemarle’s pension plan in The Netherlands pursuant to the business sale agreement
	7,636	To record estimated deferred financing costs associated with Albemarle’s new credit facilities entered into in connection with the Refinery Catalysts business acquisition
	(575)	To record pro forma adjustment for write-off of deferred loan costs associated with Albemarle legacy credit facilities in connection with refinancing activities transacted resulting from the Refinery Catalysts business acquisition

	$131,844

O	$(1,871)	To reverse recorded value of historical goodwill of the Refinery Catalysts business at June 30, 2004

	103,886	To record estimated goodwill associated with net deferred income tax liabilities recorded in connection with the Refinery Catalysts business acquisition book and tax basis differences

	$102,015

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Balance Sheet—(Continued)

As of June 30, 2004

(in thousands)

Note	Amount	Description

P	$(3,886)	Reversal of recorded values of historical other intangibles of the Refinery Catalysts business at June 30, 2004

	140,627	To reflect estimated fair values of Albemarle’s acquired identifiable intangible assets in connection with the business sale agreement, detailed as follows:

		Description	Estimated Fair Value	Estimated Useful Lives
		patents	$41,137	8.5 years
		non-compete agreements	6,645	7 years
		customer list and relationships	23,832	20 years
		trade name	69,013	30 years

			$140,627

	$136,741

Q	$450,000	To reflect pro forma short-term bridge financing debt balance entered into by Albemarle as part of the Refinery Catalysts business acquisition

R	$45,000	To reflect current maturities of long-term debt consisting of $45,000 of fixed term borrowings associated with the acquisition of the Refinery Catalysts business.

S	$(72,172)	To reverse recorded values of June 30, 2004 historical current liabilities of the Refinery Catalysts business

	56,732	To record estimated fair values of current liabilities to be assumed by Albemarle as part of acquisition of the Refinery Catalysts business

	5,058	To record short-term deferred income tax liabilities relating to book/tax basis differences arising from purchase accounting for the Refinery Catalysts business acquisition (recorded to goodwill)

	15,712	To record Albemarle’s liability in connection with euro hedge contract losses associated with hedge contracts entered into by Albemarle related to the acquisition of the Refinery Catalysts business

	(5,945)	To record decreases in current income taxes payable for pro forma tax benefits associated with the $15,712 euro hedge contract loss mentioned above and $575 deferred loan cost write-off referred to in Note N above

	$(615)

T	$(176,486)	To reverse recorded values of June 30, 2004 historical long-term debt of Albemarle

	473,011	To reflect pro forma long-term borrowings arising from financing proceeds obtained for cash paid to Akzo Nobel for the Refinery Catalysts business and refinancing of Albemarle’s credit facility

	9,901	To reflect pro forma long-term debt incurred for funding estimated capitalizable professional fees incurred by Albemarle in connection with the Refinery Catalysts business acquisition

	7,636	To record long-term borrowings incurred in connection with deferred financing costs associated with Albemarle’s new credit facilities associated with the Refinery Catalysts business acquisition

	$314,062

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Balance Sheet—(Continued)

As of June 30, 2004

(in thousands)

Note	Amount	Description

U	$(6,882)	To record reversal of recorded values of historical other non-current liabilities of the Refinery Catalysts business at June 30, 2004

	71,390	To reflect estimated fair values of pension and postretirement liabilities of the Refinery Catalysts business assumed at closing of the Refinery Catalysts business acquisition

	$64,508

V	$(23,153)	To record reversal of recorded values of historical deferred income tax liabilities of the Refinery Catalysts business at June 30, 2004

	98,828	To record estimated net long-term deferred income tax liabilities for estimated book and tax basis differences associated with the assets acquired and liabilities assumed in connection with the Refinery Catalysts business acquisition (recorded to goodwill)

	$75,675

W	$(3,000)	To record a charge to retained earnings of acquired in-process research and development associated with the Refinery Catalysts business acquisition as if the acquisition took place on June 30, 2004
	(365)	To record a charge to retained earnings for write-off of deferred loan costs associated with Albemarle existing credit facilities as if these charges were recognized on June 30, 2004, net of income taxes of $210
	(9,977)	To record a charge to retained earnings of euro hedge contract losses associated with the Refinery Catalysts business acquisition as if these charges were recognized on June 30, 2004, net of income taxes of $5,735

	$(13,342)

X	$(283,678)	To eliminate June 30, 2004 historical Akzo Nobel divisional equity in the Refinery Catalysts business

(7)    This column represents the unaudited pro forma combined balance sheet of Albemarle giving effect to the July 31, 2004 acquisition of the Refinery Catalysts business as if the acquisition occurred on June 30, 2004. These amounts are derived by summing the columns captioned “Albemarle Corporation,” “Refinery Catalysts U.S. GAAP in U.S. Dollars” and “Pro Forma Acquisition Adjustments.”

Albemarle Corporation

Unaudited Pro Forma Combined Statement of Income

Year Ended December 31, 2003

(in thousands, except per share data)

	Albemarle Corporation (1)	Refinery Catalysts Dutch GAAP in Euros (2)	Refinery Catalysts U.S. GAAP Adjustments in Euros (3)		Refinery Catalysts U.S. GAAP in Euros (4)	Refinery Catalysts U.S. GAAP in U.S. Dollars (5)	Refinery Catalysts Reclassification (6)		Pro Forma Acquisition Adjustments (7)		Albemarle Pro Forma (8) (9)
Net sales	$1,110,237	€347,577	€10,469	A	€358,046	$404,950	$—		$—		$1,515,187
Cost of goods sold	871,727	239,794	6,590	B	246,384	278,660	(6,459	) G	(520	)H	1,143,408

Gross profit	238,510	107,783	3,879		111,662	126,290	6,459		520		371,779
Selling, general and administrative expenses	117,226	48,157	6,509	C	54,666	61,827	—		(16	)I	179,037
Research and development expenses	18,411	20,750	(1,860	)D	18,890	21,365	—		(16	)J	39,760
In-process research and development expense	—	—	—		—	—	—		3,000	K	3,000
Special items	10,049	—	—		—	—	—		—		10,049

Operating profit	92,824	38,876	(770)		38,106	43,098	6,459		(2,448)		139,933
Interest and financing expenses	(5,376)	(3,501)	—		(3,501)	(3,960)	—		(21,292	)L	(30,628)
Other income (expense), net including minority interest	607	15,557	(1,932	)E	13,625	15,410	(6,459	)G	—	M	9,558

Income before income tax and cumulative effect of a change in accounting principle, net	88,055	50,932	(2,702)		48,230	54,548	—		(23,740)		118,863
Income taxes	13,890	15,208	(928	)F	14,280	16,151	—		(8,665	)N	21,376

Income before cumulative effect of a change in accounting principle, net	$74,165	€35,724	€(1,774)		€33,950	$38,397	$—		$(15,075)		$97,487

Basic earnings per share: Income before cumulative effect of a change in accounting principle, net	$1.79										$2.36

Diluted earnings per share: Income before cumulative effect of a change in accounting principle, net	$1.76										$2.31

Weighted average shares outstanding—basic	41,255										41,255

Weighted average shares outstanding—diluted	42,146										42,146

Albemarle Corporation

Unaudited Pro Forma Combined Statement of Income

Six Months Ended June 30, 2004

(in thousands, except per share data)

	Albemarle Corporation (1)	Refinery Catalysts Dutch GAAP in Euros (2)	Refinery Catalysts U.S. GAAP Adjustments in Euros (3)	Refinery Catalysts U.S. GAAP in Euros (4)	Refinery Catalysts U.S. GAAP in U.S. Dollars (5)	Refinery Catalysts Reclassification (6)		Pro Forma Acquisition Adjustments (7)		Albemarle Pro Forma (8) (9)
Net sales	$648,768	€192,316	€10,804 A	€203,120	$249,025	$—		$—		$897,793
Cost of goods sold	521,556	141,263	5,146 B	146,409	179,496	(3,255	)G	149	H	697,946

Gross profit	127,212	51,053	5,658	56,711	69,529	3,255		(149)		199,847
Selling, general and administrative expenses	63,003	24,313	4,671 C	28,984	35,536			3	I	98,542
Research and development expenses	9,667	11,206	(429)D	10,777	13,212			3	J	22,882
In-process research and development expense	—	—	—	—	—	—		—	K	—
Special items	5,057	—	—	—	—	—		—		5,057

Operating profit	49,485	15,534	1,416	16,950	20,781	3,255		(155)		73,366
Interest and financing expenses	(2,918)	(925)	—	(925)	(1,134)	—		(11,057	)L	(15,109)

Other income (expense), net including minority interest	1,619	8,336	(2,067)E	6,269	7,686	(3,255	)G	(2,864	)M	3,186

Income before income tax and cumulative effect of a change in accounting principle, net	48,186	22,945	(651)	22,294	27,333	—		(14,076)		61,443

Income taxes	13,811	6,301	(155)F	6,146	7,535	—		(5,138	)N	16,208

Income before cumulative effect of a change in accounting principle, net	$34,375	€16,644	€(496)	€16,148	$19,798	$—		$(8,938)		$45,235

Basic earnings per share: Income before cumulative effect of a change in accounting principle, net	$0.83									$1.09

Diluted earnings per share: Income before cumulative effect of a change in accounting principle, net	$0.81									$1.07

Weighted average shares outstanding—basic	41,451									41,451

Weighted average shares outstanding—diluted	42,241									42,241

Albemarle Corporation

Unaudited Pro Forma Combined Statement of Income

Six Months Ended June 30, 2003

(in thousands, except per share data)

	Albemarle Corporation (Restated) (1)	Refinery Catalysts Dutch GAAP in Euros (2)	Refinery Catalysts U.S. GAAP Adjustments in Euros (3)		Refinery Catalysts U.S. GAAP in Euros (4)	Refinery Catalysts U.S. GAAP in U.S. Dollars (5)	Refinery Catalysts Reclassification (6)		Pro Forma Acquisition Adjustments (7)		Albemarle Pro Forma (8) (9)
Net sales	$538,562	€179,118	€3,398	A	€182,516	$200,767	$—		$—		$739,329
Cost of goods sold	419,788	120,780	2,524	B	123,304	135,634	(7,835	)G	(467	)H	547,120

Gross profit	118,774	58,338	874		59,212	65,133	7,835		467		192,209
Selling, general and administrative expenses	57,061	22,954	2,685	C	25,639	28,202	—		(13	)I	85,250
Research and development expenses	9,363	9,797	(1,256	)D	8,541	9,395	—		(13	)J	18,745
In-process research and development expense	—	—	—		—	—	—		3,000	K	3,000
Special items	—	—	—		—	—	—		—		—

Operating profit	52,350	25,587	(555)		25,032	27,536	7,835		(2,507)		85,214

Interest and financing expenses	(2,594)	(1,889)	—		(1,889)	(2,078)	—		(10,721	)L	(15,393)

Other income (expense), net including minority interest	3,257	8,280	(1,487	)E	6,793	7,472	(7,835	)G	—	M	2,894

Income before income tax and cumulative effect of a change in accounting principle, net	53,013	31,978	(2,042)		29,936	32,930	—		(13,228)		72,715

Income taxes	5,492	9,524	(752	)F	8,772	9,649	—		(4,828	)N	10,313

Income before cumulative effect of a change in accounting principle, net	$47,521	€22,454	€(1,290)		€21,164	$23,281	$—		$(8,400)		$62,402

Basic earnings per share: Income before cumulative effect of a change in accounting principle, net	$1.15										$1.51

Diluted earnings per share: Income before cumulative effect of a change in accounting principle, net	$1.12										$1.48

Weighted average shares outstanding—basic	41,352										41,352

Weighted average shares outstanding—diluted	42,166										42,166

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Statements of Income

For the Year Ended December 31, 2003 and Six Months Ended June 30, 2004 and 2003

(in thousands)

(1)    This column represents Albemarle’s historical consolidated statements of income as reported for the periods presented after giving effect to the restatement made on Albemarle’s Annual Report on Form 10-K for the year ended December 31, 2003. Albemarle restated its financial statements for the six months ended June 30, 2003 to move the recognition of revenue of a fourth quarter 2002 transaction from December 31, 2002 results to the first quarter and second quarter of 2003. For more information, see Albemarle’s Annual Report on Form 10-K for the year ended December 31, 2003.

(2)    This column represents the historical income statements of the Refinery Catalysts business as reported elsewhere in this Current Report on Form 8-K/A prepared in accordance with Dutch GAAP and stated in euros, with minor reclassifications made to conform to Albemarle’s historical income statement presentation. Specifically, the Refinery Catalysts business Selling and distribution expenses and General and administrative expenses are combined and reflected in Selling, general and administrative expenses. Additionally, the Refinery Catalysts business Equity Results from Associated Companies are reported in Other income (expense), net.

(3)    This column represents U.S. GAAP adjustments to reflect the historical income statements of the Refinery Catalysts business described in Note (2).

Note	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
A	€6,641	€3,254	€3,356	Reclassification of variable sales freight costs from reductions of net sales to a component of cost of goods sold

	4,706	3,689	1,891	Reclassification of other variable selling costs from reductions of net sales to selling, general and administrative expenses

	(878)	3,861	(1,849)	To adjust net sales for revenue recognition adjustments associated with performance guarantee contracts

	€10,469	€10,804	€3,398

B	€6,641	€3,254	€3,356	Reclassification of variable sales freight costs from reductions of net sales to a component of cost of goods sold

	(51)	1,892	(832)	To adjust cost of goods sold for revenue recognition adjustments associated with performance guarantee contracts

	€6,590	€5,146	€2,524

C	€4,706	€3,689	€1,891	Reclassification of other variable selling costs from reductions of net sales to selling, general and administrative expenses

	160	45	51	To record U.S. GAAP adjustments related to stock compensation plan expenses

	1,643	937	743	Reclassification of non-FASB 2 research and development expenses of the Refinery Catalysts business to selling, general and administrative expenses

	€6,509	€4,671	€2,685

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Statements of Income—(Continued)

For the Year Ended December 31, 2003 and Six Months Ended June 30, 2004 and 2003

(in thousands)

Note	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003

D	€(217)	€508	€(513)	To record U.S. GAAP adjustments related to Refinery Catalysts business capitalization of internal use software implementation costs net of associated amortization expenses

	(1,643)	(937)	(743)	Reclassification of non-FASB 2 research and development expenses of the Refinery Catalysts business to selling, general and administrative expenses

	€(1,860)	€(429)	€(1,256)

E	€(1,542)	€(1,929)	€(1,395)	To record U.S. GAAP mark-to-market adjustments related to outstanding foreign currency hedge contracts of the Refinery Catalysts business

	(82)	(96)	90	To record U.S. GAAP/Dutch GAAP differences relating to the investments of the Refinery Catalysts business in associated companies. These differences relate primarily to asset retirement obligations, capitalization of interest costs and inventory valuations

	(143)	(72)	(72)	To record U.S. GAAP adjustments for amortization expense associated with intangible assets recorded in connection with the investment of the Refinery Catalysts business in the Brazilian joint venture’s investee stock repurchase transaction

	(165)	30	(110)	To record U.S. GAAP mark-to-market adjustments related to embedded derivative under related platinum financing arrangements

	€(1,932)	€(2,067)	€(1,487)

F	€(928)	€(155)	€(752)	Represents adjustments to income tax expense for converting Dutch GAAP income tax provisions to U.S. GAAP

(4)    This column represents the historical statements of income of the Refinery Catalysts business presented on a U.S. GAAP basis stated in euros. These amounts are derived by summing the columns captioned “Refinery Catalysts Dutch GAAP in Euros” and “Refinery Catalysts U.S. GAAP Adjustments in Euros.”

(5)    This column represents the historical statements of income of the Refinery Catalysts business presented on a U.S. GAAP basis stated in euros as described in Note (4) but translated into U.S. dollars for pro forma purposes using estimated average U.S. dollars to euro exchange rates of $1.131, $1.226 and $1.100 to EUR 1 for the income statements of the Refinery Catalysts business for the 12 months ending December 31, 2003, six months ending June 30, 2004 and June 30, 2003, respectively, which was the exchange rate used by management of the Refinery Catalysts business for the purpose of converting U.S. dollar amounts to euros in connection with the preparation of the euro-denominated financial statements of the Refinery Catalysts business. Such translations should not be construed a representation that the euro amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(6)    The adjustments in this column represent the reclassifications necessary to conform the historical Refinery Catalysts business amounts to the Albemarle statement of income presentation.

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Statements of Income—(Continued)

For the Year Ended December 31, 2003 and Six Months Ended June 30, 2004 and 2003

(in thousands)

Note	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003

G	$(6,459)	$(3,255)	$(7,835)	To reclassify foreign exchange gains and losses from other income to cost of goods sold to conform to Albemarle’s application of U.S. GAAP reporting for this item

(7)    This column represents the adjustments necessary to give pro forma effect to the acquisition of the Refinery Catalysts business as if the acquisition had taken place on January 1, 2003. The majority of these adjustments relate to a preliminary allocation of the acquisition purchase price, which is expected to be finalized within one year of the acquisition date. See description of these adjustments below:

Note	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
H	$(601)	$110	$(502)	Represents adjustments to depreciation and amortization expense included in cost of goods sold for differences between estimated fair values assigned to Refinery Catalysts business tangible assets (average 15 year depreciation lives) and intangible assets (average 15 year amortization lives) versus historical depreciation and amortization amounts reported

	81	39	35	Represents adjustments to amortization of capitalized interest differences between assumed interest capitalized under pro forma debt interest assumptions described in Note L versus historical amounts reported

	$(520)	$149	$(467)

The assumed one-time impact to cost of goods sold of the Company’s estimated purchase accounting adjustment to step up finished goods and work-in-progress inventories acquired in the Refinery Catalysts business acquisition of $18,354 has not been included in the unaudited pro forma combined statements of income presented.

Total pro forma depreciation and amortization expense totaled $116,727, $59,803 and $56,968 for the year ended December 31, 2003, six months ended June 30, 2004 and six months ended June 30, 2003, respectively.

Note	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
I	$(16)	$3	$(13)	Represents adjustments to estimated depreciation expense included in selling, general and administrative expense for differences between estimated fair values assigned to Refinery Catalysts business tangible assets (average 15 year depreciation lives) versus historical depreciation amounts reported

J	$(16)	$3	$(13)	Represents adjustments to estimated depreciation expense included in research and development expense for differences between estimated fair values assigned to Refinery Catalysts business tangible assets (average 15 year depreciation lives) versus historical depreciation amounts reported

K	$3,000	$—	$3,000	To record estimated acquired in-process research and development assumed to be charged to expense immediately upon the January 1, 2003 pro forma effective acquisition date for the periods presented

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Statements of Income—(Continued)

For the Year Ended December 31, 2003 and Six Months Ended June 30, 2004 and 2003

(in thousands)

Note

L	Pro forma interest expense adjustments are detailed as follows:

	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
	$3,960	$1,134	$2,078	Reversal of historical net interest and financing expenses of the Refinery Catalysts business as reported for the periods presented
	5,376	2,918	2,594	Reversal of Albemarle historical net interest and financing expenses as reported for the periods presented
	964	662	428	Estimated capitalized interest expense associated with the new debt structure
	(220)	(110)	(110)	Estimated interest expense associated with Albemarle’s existing industrial revenue bond and foreign loans
	(1,763)	(881)	(881)	Estimated interest expense associated with the $300 million revolving credit facility bearing interest at 2.55%
	(12,600)	(6,300)	(6,300)	Estimated interest expense associated with the $450 million 364-day loan agreement at 2.8%, assumed outstanding for entirety of all periods presented
	(12,600)	(6,300)	(6,300)	Estimated interest expense associated with the $450 million five-year term loan facility bearing interest at 2.8%
	(3,509)	(1,755)	(1,755)	Amortization of estimated debt issuance costs on new financing (amounts exclude write off of $575,000 of estimated deferred loan costs associated with Albemarle’s previous credit facilities replaced by the debt facilities described above)
	(150)	(50)	(100)	Additional commitment fees and other recurring costs associated with new financing structure
	(750)	(375)	(375)	Reflects commitment fees of 0.25% on the $300 million new revolver

	$(21,292)	$(11,057)	$(10,721)	Total

Note—a 0.125% increase or decrease in the weighted average interest rate applicable to Albemarle’s indebtedness outstanding under its new financing structure would impact the estimated pro forma interest expense for the year ended December 31, 2003, six months ended June 30, 2004 and the six months ended June 30, 2003, by the following amounts:

	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
	$1,211	$606	$606

Note	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003

M	$—	$(2,864)	$—	Adjustment represents elimination of Albemarle’s second-quarter 2004 euro hedging contract gain recorded related to hedge contracts entered into in connection with the Refinery Catalysts business acquisition

Albemarle Corporation

Notes to Unaudited Pro Forma Combined Statements of Income—(Continued)

For the Year Ended December 31, 2003 and Six Months Ended June 30, 2004 and 2003

(in thousands)

Note	Year Ended December 31, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003

N	$(8,665)	$(5,138)	$(4,828)	Adjustments represent pro forma income tax impacts of the pro forma adjustments based on the estimated applicable statutory tax rates at 36.5%

(8)    This column represents the unaudited pro forma combined statements of income of Albemarle giving effect to the July 31, 2004 acquisition of the Refinery Catalysts business as if the acquisition occurred on January 1, 2003. These amounts are derived by summing the columns captioned “Albemarle Corporation,” “Refinery Catalysts U.S. GAAP in U.S. Dollars,” “Refinery Catalysts Reclassification” and “Pro Forma Acquisition Adjustments.”

(9)    See the table below detailing the following significant non-recurring (income) and expense items which have been included in the Albemarle unaudited pro forma combined statements of income for the periods presented:

Year Ended December 31, 2003		Six Months Ended June 30, 2004		Six Months Ended June 30, 2003
Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
$10,049	$6,402	$5,057	$3,216	$—	$—	Albemarle’s reported special items impacting operating profit

4,308	(13,816)	—	—	4,308	(13,816)	Albemarle income tax refunds and related interest

(44)	(28)	(444)	(282)	(2,832)	(1,798)	Refinery Catalysts business provisions liability additions/reversals activity, net

(6,459)	(4,102)	(3,255)	(2,067)	(7,835)	(4,975)	Refinery Catalysts business foreign exchange hedging gains and losses